EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-KSB, into the Company's previously filed registration statement on Form S-8 (33-90030).





ARTHUR ANDERSEN LLP

Houston, Texas
April 13, 2000